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                                                                 EXHIBIT (17)(b)


                                    PROXY



                     VAN KAMPEN U.S. REAL ESTATE FUND

                       SPECIAL MEETING OF SHAREHOLDERS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned holder of shares of Common Stock, par value $0.001 per share ( the "Shares"), of the VAN KAMPEN U.S. REAL ESTATE FUND, a series of Van Kampen Series Fund, Inc., a Maryland corporation (the "U.S. Real Estate Fund"), hereby appoints Dennis J. McDonnell, Ronald A. Nyberg, Weston B. Wetherell and Nicholas Dalmaso, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments, Inc., One Parkview Plaza, Oakbrook Terrace, Illinois 60181,
on        , 1998 at 1:30 p.m., and any and all adjournments thereof (the
"Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.


         If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      Account No.     No. of Shares     Class of Shares    Proxy No.

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        1.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     The proposal to approve the Agreement and Plan of
                                              Reorganization pursuant to which the Van Kampen U.S. Real Estate Fund
                ---    -------    -------     would (i) transfer all of its assets to the Van Kampen Real Estate
                                              Securities Fund (the "VK Real Estate Securities Fund") in exchange solely for Class A,
                                              B, and C shares of beneficial interest of the VK Real Estate Securities Fund and
                                              VK Real Estate Securities Fund's assumption of the liabilities of the Van Kampen
                                              U.S. Real Estate Fund, (ii) distribute such shares of the VK Real Estate Securities
                                              Fund to the holders of shares of the Van Kampen U.S. Real Estate Fund and (iii) be dissolved, all as more fully  described in the Prospectus/Proxy Statement.


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        The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be
held on        , 1998 at 1:30 p.m.

     Please sign this Proxy exactly as your name or names appear on the books of the Van Kampen U.S. Real Estate Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.


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
------------------------------------     ----------------------------------------
Shareholder signature                    1998
                                         Date
------------------------------------     ----------------------------------------
Co-owner signature (if applicable)       1998
                                         Date

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